Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Wynn Las Vegas, LLC (the “Company”) for the quarter ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Maurice Wooden, as President of the Company and Scott Peterson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maurice Wooden
Name:	Maurice Wooden
Title:	President
(Principal Executive Officer)
Date:	August 9, 2013

/s/ Scott Peterson
Name:	Scott Peterson
Title:	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Date:	August 9, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wynn Resorts, Limited and will be retained by Wynn Resorts, Limited and furnished to the Securities and Exchange Commission or its staff upon request.